Exhibit 1.1

Oaktree Capital Group, LLC

Class A Units

Representing Limited Liability Company Interests

Underwriting Agreement

[•], 2011

Goldman, Sachs & Co.,

Morgan Stanley & Co. LLC

As representatives of the several Underwriters

named in Schedule I hereto

Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282-2198

Morgan Stanley & Co. LLC,

1595 Broadway,

New York, New York 10036

Ladies and Gentlemen:

Oaktree Capital Group, LLC, a Delaware limited liability company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are acting as representatives (collectively, the “Representatives”), an aggregate of [•] Class A units, representing limited liability company interests of the Company (the “Class A Units”) and, at the election of the Underwriters, up to [•] additional Class A Units, and the unitholders named in Schedule II hereto (the “Selling Unitholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [•] Class A Units and, at the election of the Underwriters, up to [•] additional Class A Units. The aggregate of the [•] Class A Units to be sold by the Company and the Selling Unitholders are herein called the “Firm Units”, and the aggregate of [•] additional units to be sold by the Company and the Selling Unitholders is herein referred to as the “Optional Units.” The Firm Units, together with the Optional Units that the Underwriters elect to purchase pursuant to Section 2 hereof, are herein collectively called the “Units”.

1. (a)	The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)	A registration statement on Form S-1 (File No. 333-174993) (the “Initial Registration Statement”) in respect of the Units has been filed with the Securities and Exchange Commission (the “Commission”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Units that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Units is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)	No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Unitholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(iii)	For the purposes of this Agreement, the “Applicable Time” is [A.M.] [P.M.] (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the information listed on Schedule III(a) hereto (as so supplemented, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Unitholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(iv)	The Registration Statement and the Pricing Prospectus conform, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Unitholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(v)	Neither the Company nor any of its Subsidiaries (as defined below) has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital (other than changes described in the Pricing Prospectus) or long-term debt (other than regular payments pursuant to obligations disclosed in the Pricing Prospectus) of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, members’ capital or results of operations of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus; in this Agreement, references to “Subsidiaries” means each subsidiary of the Company listed on Schedule V hereto, which schedule lists each of the Company’s intermediate holding companies and operating group entities; in this Agreement, “Oaktree Investment Funds” means, collectively, the limited partnerships, or funds, for which the Company, directly or indirectly, acts as a general partner or investment manager;

(vi)	The Company and its Subsidiaries do not own any material real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions that do not, individually or in the aggregate have a Material Adverse Effect;

(vii)	Each of the Company, its Subsidiaries and the Oaktree Investment Funds has been duly organized and is validly existing as a company or other entity in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign company or other entity for the transaction of business and is in good standing as a foreign company or other entity under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no liability or disability by reason of the failure to be so qualified in any such jurisdiction, except for any such liability or disability that would not, individually or in the aggregate have a Material Adverse Effect;

(viii)	The Company has an authorized capitalization as set forth in the Pricing Prospectus, all of the issued Class A, Class B and Class C units of the Company (including the Class A Units to be sold by the Selling Unitholders) have been duly and validly authorized and issued, and the holders of such Class A, Class B and Class C units will not be liable to the Company to make any additional capital contributions with respect to such Class A, Class B or Class C units, as applicable (except as otherwise required by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act); the Class A and Class B units conform to the description of the Units contained in the Pricing Prospectus;

(ix)	All of the issued capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued and, in the case of any Subsidiaries that are organized as partnerships, such equity interests have been duly and validly created; in the case of any Subsidiaries that are organized as corporations, such issued capital stock or other equity interests of each Subsidiary are fully paid and non-assessable; in the case of any Subsidiary that is organized as a limited liability company, the Company is not liable to such Subsidiary to make any additional capital contributions with respect to its equity interest in such Subsidiary (except as otherwise required by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act); and, except for interests held by employees in any Subsidiary which directly or indirectly acts as the general partner of an Oaktree Investment Fund, such issued capital stock or other equity interests of each Subsidiary will be owned directly or indirectly by the Company (other than the Oaktree Operating Group units (as defined in the Pricing Prospectus) held by Oaktree Capital Group Holdings, L.P.), free and clear of all liens, encumbrances, equities or claims;

(x)	The Units to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, and upon payment in full of the consideration payable with respect to the Units, as determined by the Board of Directors of the Company, the holders of such Units will not be liable to the Company to make any additional capital contributions with respect to such Units (except as otherwise required by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act), and will conform to the description of the Units contained in the Pricing Prospectus;

(xi)	Prior to the date hereof, none of the Company, its Subsidiaries or, to the knowledge of the Company, any of its affiliates has taken any action which is designed to or which has constituted or which would have been expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units;

(xii)	The issue and sale of the Units to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated (1) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, any of its Subsidiaries or any Oaktree Investment Fund is a party or by which the Company, any of its Subsidiaries or any Oaktree Investment Fund is bound or to which any of the property or assets of the Company, any of its Subsidiaries or any Oaktree Investment Fund is subject, (2) will not result in any violation of the provisions of the certificate of formation or operating agreement of the Company or the organizational documents of any of its Subsidiaries or any Oaktree Investment Fund and (3) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except, for purposes of subsection (1) and (3) only, where such conflict, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Units or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration under the Act of the Units, (B) such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriters or (C) where the failure to obtain any such consent, approval, authorization, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not, individually or in the aggregate, have an adverse effect on the power or ability of the Company to perform its obligations under this Agreement;

(xiii)	None of the Company, any of its Subsidiaries or any Oaktree Investment Fund is (1) in violation of its organizational documents or (2) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (1) with respect to any Oaktree Investment Fund only, as would not, individually or in the aggregate, have a Material Adverse Effect or impair or delay the ability of the Company and its Subsidiaries to consummate the transactions contemplated by this Agreement and in the case of clause (2), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair or delay the ability of the Company and its Subsidiaries to consummate the transactions contemplated by this Agreement;

(xiv)	The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Our Units,” insofar as they purport to constitute a summary of the terms of the Units, and under the captions “Organizational Structure,” “Material U.S. Federal Tax Considerations” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute accurate summaries of the matters described therein in all material respects;

(xv)	Subject to the qualifications, assumptions and limitations set forth therein, the statements made in the Pricing Prospectus and the Prospectus under the caption “Certain ERISA Considerations,” insofar as they purport to constitute summaries of matters of United States federal law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

(xvi)	Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company, any of its Subsidiaries or any Oaktree Investment Fund is a party or of which any property of the Company, any of its Subsidiaries or any Oaktree Investment Fund is the subject which, if determined adversely to the Company, any of its Subsidiaries or any Oaktree Investment Fund, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xvii)	The Company is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xviii)	At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(xix)	Except as disclosed in the Pricing Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xx)	Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxi)	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and such disclosure controls and procedures are effective;

(xxii)	PricewaterhouseCoopers, LLP, which has audited certain financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xxiii)	All tax returns required to be filed by the Company, its Subsidiaries and the Oaktree Investment Funds in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith or those filings the failure of which to file would not, individually or in the aggregate, result in a Material Adverse Effect; there are no tax returns of the Company, its Subsidiaries and the Oaktree Investment Funds that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company, its Subsidiaries or the Oaktree Investment Funds has received notice), other than any audit that is not material; and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities, have been paid, other than (1) those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest or (2) those for which the failure to pay would not have a Material Adverse Effect;

(xxiv)	Except as would not, individually or in the aggregate, have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) subject to Title IV of ERISA, other than any multiemployer plan within the meaning of Section 3(37) of ERISA (each a “Plan”) that is maintained, administered or contributed to by the Company or any of its affiliates, that together with the Company would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA (“ERISA Affiliates”) for employees or former employees of the Company and its ERISA Affiliates, has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, for which the Company would have any liability has occurred with respect to any such Plan excluding transactions effected pursuant to a statutory or administrative exemption; for each such Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived; no “reportable event” (as defined in ERISA) has occurred with respect to any Plan; and neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any such Plan;

(xxv)	Other than as set forth in the Pricing Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities of the Company, including securities that are convertible into or exchangeable for equity securities of the Company, registered pursuant to the Registration Statement or otherwise registered by the Company under the Act;

(xxvi)	Other than as set forth in the Pricing Prospectus, there are no material business relationships or related party transactions required to be disclosed in the Registration Statement by Item 404 of Regulation S-K of the Act that are not disclosed in the Pricing Prospectus and each business relationship or related party transaction described therein is a fair and accurate description in all material respects of the relationship and transaction so described;

(xxvii)	The Company is not required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable; each of the Subsidiaries of the Company that is required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification; each of the Subsidiaries that is required to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), has adopted a written compliance program reasonably designed to ensure compliance with the Advisers Act and has appointed a chief compliance officer;

(xxviii)	The Company is not a party to any investment advisory agreement; each investment advisory agreement to which any of the Subsidiaries is a party is a valid and legally binding obligation of such Subsidiary, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and in compliance with the applicable provisions of the Advisers Act and such Subsidiary is not in breach or violation of or in default under any such agreement, except any breach, violation or default that would not, individually or in the aggregate, result in a Material Adverse Effect;

(xxix)	The Company does not advise any of the Oaktree Investment Funds; each of the Oaktree Investment Funds which is required to be registered with the Commission as an investment company under the Investment Company Act is duly registered with the Commission as an investment company under the Investment Company Act;

(xxx)	Consummation of the transactions contemplated by this Agreement will not constitute an “assignment” within the meaning of such term under the Investment Company Act (and the rules and regulations thereunder) or the Advisers Act (and the rules and regulations thereunder) of any of the investment advisory agreements to which any of the Subsidiaries is a party; nor will consummation of such transactions adversely affect in any material respect the ability of the Company and its Subsidiaries to conduct their respective businesses in compliance with applicable law as described in the Pricing Prospectus, including, but not limited to, providing investment advisory services to clients and funds, whether or not such funds are registered under the Investment Company Act;

(xxxi)	None of the Company, any of its Subsidiaries or the Oaktree Investment Funds, and, to the knowledge of the Company, no director, officer, agent, employee or other person associated with or acting on behalf of the Company, any of its Subsidiaries or the Oaktree Investment Funds, has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxxii)	The operations of the Company, its Subsidiaries and the Oaktree Investment Funds are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, in each case, to the extent that the Company, its Subsidiaries and the Oaktree Investment Funds are subject to such laws, statutes, rules, regulations and guidelines (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, its Subsidiaries or the Oaktree Investment Funds with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxiii)	None of the Company, its Subsidiaries, the Oaktree Investment Funds or, to the actual knowledge of the Company, any of their respective affiliates (other than any portfolio companies) does business with any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof, or with any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization or other entity located in, any country targeted by any of the economic sanctions, programs or similar sanctions-related measures of the United States as administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to its Subsidiaries, the Oaktree Investment Funds or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

(xxxiv)	The applicable Subsidiaries of the Company have duly authorized and executed and delivered, the Tax Receivable Agreement as described in the Pricing Prospectus under the caption “Certain Relationships and Related Party Transactions”; such Tax Receivable Agreement is a valid and legally binding agreement of the applicable Subsidiaries of the Company enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

(b)	Each of the Selling Unitholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)	All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Unitholder of this Agreement, the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Units to be sold by such Selling Unitholder hereunder, have been obtained; and such Selling Unitholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Units to be sold by such Selling Unitholder hereunder except for such consents, authorizations and orders as would not reasonably be expected to impair in any material respect the consummation of such Selling Unitholder’s obligations hereunder;

(ii)	The sale of the Units to be sold by such Selling Unitholder hereunder and the compliance by such Selling Unitholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated (1) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Unitholder is a party or by which such Selling Unitholder is bound or to which any of the property or assets of such Selling Unitholder is subject, (2) will not, if such Selling Unitholder is an entity, result in any violation of the provisions of the organizational documents of such Selling Unitholder and (3) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Unitholder or any of its properties except in the case of clause (1) or (3), for such conflicts, breaches, violations or defaults as would not reasonably be expected to impair in any material respect the ability of such Selling Unitholder to fulfill its obligations hereunder and thereunder;

(iii)	Such Selling Unitholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Unitholder will have, good and valid title to the Units to be sold by such Selling Unitholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Units and payment therefor pursuant hereto, good and valid title to such Units, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)	Such Selling Unitholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units;

(v)	To the extent that any statements or omissions made in the Registration Statement, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Unitholder expressly for use therein, such Pricing Prospectus, Issuer Free Writing Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi)	In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Unitholder has delivered or will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(vii)	Under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Unitholder to American Stock Transfer and Trust Company, as custodian (the “Custodian”), such Selling Unitholder will deliver to the Custodian either (a) in the case of any Units held in certificated form, certificates (the “Certificates”) in negotiable form representing all of the Units to be sold by such Selling Unitholder hereunder, or (b) in the case of any Units held in uncertificated form, duly executed unit power or powers (the “Unit Powers”) representing all of the Units to be sold by such Selling Unitholder hereunder;

(viii)	Such Selling Unitholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Unitholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Unitholder, to determine the purchase price to be paid by the Underwriters to the Selling Unitholders as provided in Section 2 hereof, to authorize the delivery of the Units to be sold by such Selling Unitholder hereunder and otherwise to act on behalf of such Selling Unitholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

(ix)	The Units represented by the Certificates or Unit Powers, as applicable, held in custody for such Selling Unitholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Unitholder for such custody, and the appointment by such Selling Unitholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Unitholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Unitholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or, in the case of a partnership, limited liability company or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Unitholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Units hereunder, the Certificates or Unit Powers, as applicable, representing the Units shall be delivered by or on behalf of the Selling Unitholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event; and the sale of the Units by such Selling Unitholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries that is not set forth in the Pricing Prospectus and the Prospectus or any amendment or supplement thereto.

2.	Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Unitholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Unitholders, at a purchase price per unit of $[•] with respect to Units sold by the Company and $[•] with respect to Units sold by the Selling Unitholders, the number of Firm Units (to be adjusted by you so as to eliminate fractional units) determined by multiplying the aggregate number of Units to be sold by the Company and each of the Selling Unitholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Units to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Units to be purchased by all of the Underwriters from the Company and all of the Selling Unitholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units as provided below, the Company and each of the Selling Unitholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Unitholders, at the purchase price per unit set forth in clause (a) of this Section 2, that portion of the number of Optional Units as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional units) determined by multiplying such number of Optional Units by a fraction the numerator of which is the maximum number of Optional Units which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units that all of the Underwriters are entitled to purchase hereunder.

The Company and the Selling Unitholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [•] Optional Units, at the purchase price per unit set forth in the paragraph above, for the sole purpose of covering sales of units in excess of the number of Firm Units, provided that the purchase price per Optional Unit shall be reduced by an amount per unit equal to any dividends or distributions declared by the Company and payable on the Firm Units but not payable on the Optional Units. Any such election to purchase Optional Units shall be made in proportion to the maximum number of Optional Units to be sold by the Company and each Selling Unitholder as set forth in Schedule II hereto. Any such election to purchase Optional Units may be exercised only by written notice from the Representatives to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.	Upon the authorization by you of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

4. (a)

The Units to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Unitholders shall be delivered by or on behalf of the Company and the Selling Unitholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian, as their interests may appear, to the Representatives at least forty-eight hours in advance. The Company will cause the Certificates or Unit Powers, if any, representing the Units to be made available to the Underwriters for checking and packaging at least twenty-four hours prior to each Time of Delivery (as defined below) at the office of Simpson Thacher & Bartlett LLP: 1999 Avenue of the Stars, 29th Floor, Los Angeles, California 90067 (the “Closing Location”). The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:30 a.m., New York City time, on [•], 2011 or such other time and date as the Representatives, the Company and the Selling Unitholders may agree upon in writing, and, with respect to the Optional Units, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Units, or such other time and date as the Representatives, the Company and the Selling Unitholders may agree upon in writing. Such time and date for delivery of the Firm Units is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)	The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Units and any additional documents requested by the Underwriters pursuant to Section 8(p) hereof, will be delivered at such time and date at the Closing Location, and the Units will be delivered to the Transfer Agent or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at [•], Los Angeles time, on the Los Angeles Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “Los Angeles Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Los Angeles are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with each of the Underwriters, as follows:

(a)	To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Units, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)	Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(c)	Prior to [•] A.M., Los Angeles time, on the Los Angeles Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the earlier of (i) the completion of the distribution of all the Units by the Underwriters and (ii) the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)	To make generally available to its unitholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158; provided, however, that the Company may satisfy the requirements of this subsection by making such earnings statement available on its website or by electronically filing such information through the Commission’s EDGAR system (“EDGAR”);

(e)	During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), (i) not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any Class A Units, any Class B units, any Oaktree Operating Group units, any other securities substantially similar to the Class A Units, Class B units or Oaktree Operating Group units or any securities convertible into or exchangeable or exercisable for Class A Units, Class B units or Oaktree Operating Group units or any substantially similar securities and (ii) not to permit any disposition of any Oaktree Capital Group Holdings, L.P. units (“OCGH Units”) held by its limited partners, or the exchange of such units into Class A Units, as described in the Pricing Prospectus, in each case without your prior written consent (other than, with respect to both clauses (i) and (ii), (A) as contemplated by this Agreement, (B) pursuant to employee benefit plans described in the Pricing Prospectus, (C) upon the conversion or exchange or exercise of convertible or exchangeable or exercisable securities outstanding as of the date of this Agreement or granted, issued or awarded under an employee benefit plan described in the Pricing Prospectus, (D) to facilitate the transactions permitted by the lock-up letters from the directors and executive officers of the Company in substantially the form set forth in the Annex indicated next to such director, executive officer or unitholders name on Schedule IV, or (E) in connection with mergers or acquisitions of securities, businesses, property or other assets, joint ventures, strategic alliances or debt financing provided that such issuances shall not exceed, in the aggregate, the economic equivalent of 5% of the Company’s Class A Units outstanding on an as-converted fully diluted basis as of the date of the Prospectus plus the Units); provided, however, that if (1) during the last 17 days of the Company Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Company Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Company Lock-Up Period, then in each case the Company Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; the Company will provide the Representatives, any co-managers and each director and executive officer of the Company or unitholder subject to a lock-up period pursuant to the lock-up letters described in Section 8(k) (the “Unitholder Lock-Up Period”) with written notice of any event that would result in an extension of the Company Lock-Up Period or Unitholder Lock-Up Period, as applicable; for purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin;

(f)	During a period of three years from the effective date of the Registration Statement, to furnish to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, unitholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its unitholders consolidated summary financial information of the Company and its Subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by making such reports or information available on its website or by electronically filing such information through EDGAR;

(g)	During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other written communications (financial or other) furnished to unitholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its unitholders generally or to the Commission); provided, however, that the Company shall not be required to provide any such reports, communications or documents (i) that are available on its website or through EDGAR or (ii) the provisions of which would require public disclosure by the Company under Regulation FD;

(h)	Not to be or become, at any time prior to the expiration of two years after the last Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(i)	To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j)	To use its best efforts to list, subject to notice of issuance, the Units on the New York Stock Exchange (the “Exchange”);

(k)	To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(l)	If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Act;

(m)	Upon written request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by one or more Underwriters, for a term lasting as long as the Units are still being offered for purchase, for the purpose of facilitating the on-line offering of the Units (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be directly or indirectly assigned, sublicensed, pledged or transferred by any Underwriter. The Underwriters agree that the above website will be of high quality and will display content and offer products and services that reflect the high levels of quality associated with the Company and with the Underwriters. The Underwriters agree that the Company has the right to approve in advance all uses and placements of its trademarks, servicemarks and logos on the above website, provided that, once a use is approved, no future approval is required unless material changes are made. If any Underwriter materially breaches its quality control obligations and does not cure the same within 30 days after written notice from the Company, the Company may terminate the License; and

(n)	During the period beginning from the date hereof and continuing to and including the date 120 days after the date of the Prospectus, the Company shall not amend, waive or fail to enforce the transfer restrictions imposed pursuant to Section 3.6 of an amendment to the Company’s operating agreement entered into in connection with this offering without the prior written consent of the Representatives.

6. (a)	The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(b)	Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Units that would constitute a free writing prospectus;

(c)	Each Selling Unitholder severally and not jointly represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Units that would constitute a free writing prospectus;

(d)	Any free writing prospectus referred to in Sections 6(a) or (b) above the use of which has been consented to by the Company and the Representatives is listed on Schedule III(b) hereto;

(e)	The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(f)	The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and

(g)	If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(k) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver.

7.	The Company and each of the Selling Unitholders covenant and agree with one another and with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky memorandum (and any other similar memorandum for non-U.S. jurisdictions), closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under the securities laws as provided in Section 5(b) hereof, including the documented fees and disbursements of one counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky surveys and any other similar surveys for non-U.S. jurisdictions (in the aggregate, up to a maximum of $5,000); (iv) all fees and expenses in connection with listing the Units on the Exchange; (v) the filing fees incident to, and the documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Units; provided, however, that the Company shall not be obligated to pay the fees (excluding documented disbursements) of counsel to the Underwriters related to the matters set forth in clause (iii) above and this clause (v) with respect to U.S. jurisdictions to the extent such fees exceed $35,000; (vi) the cost of preparing unit certificates; (vii) the fees and expenses of the Attorneys-in-Fact and the Custodian; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7; and each Selling Unitholder covenants and agrees with the several Underwriters that such Selling Unitholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Unitholder’s obligations hereunder which are not otherwise specifically provided for in this Section 7, including (i) any fees and expenses of counsel for such Selling Unitholder and (ii) all expenses and taxes incident to the sale and delivery of the Units to be sold by such Selling Unitholder to the Underwriters hereunder. It is understood, however, that, except as provided in this Section 7 and Sections 9 and 12 hereof, in connection with hosting meetings with prospective purchasers of the Units and investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, (i) the Company and the Underwriters will each pay fifty percent (50%) of the cost of any aircraft chartered in connection with such meetings, presentations and the road show and (ii) the Company and the Underwriters will each pay their own costs associated with hotel accommodations and any other costs and expenses. It is understood, however, that the Company shall bear, and the Selling Unitholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Units pursuant to this Agreement, and that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Units by them, and any advertising expenses connected with any offers they may make.

8.	The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Unitholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Unitholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)	Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)	Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to you their written opinion and disclosure letter, dated such Time of Delivery, in a form satisfactory to you;

(d)	Walkers, Cayman Islands counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in a form satisfactory to you;

(e)	The respective counsel for each of the Selling Unitholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Unitholders for whom they are acting as counsel, dated such Time of Delivery, substantially in the form set forth in Annex II hereto and otherwise satisfactory in substance to you; provided, however, that in rendering the opinion, such counsel may rely upon a certificate of such Selling Unitholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on, the Units sold by such Selling Unitholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;

(f)	On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex III hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex III(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex III(b) hereto);

(g)	(i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital (other than changes described in the Pricing Prospectus) or long-term debt (other than regular payments pursuant to obligations disclosed in the Pricing Prospectus) of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, members’ capital or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Units on the terms and in the manner contemplated in this Agreement and in the Prospectus;

(h)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i)	On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Prospectus;

(j)	The Units to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(k)	The Company shall have obtained and delivered to you executed copies of lock-up letters from each director and executive officer of the Company and each of the unitholders listed on Schedule IV hereto, in substantially the form set forth in the Annex indicated next to such director, executive officer or unitholders name on Schedule IV;

(l)	The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the Los Angeles Business Day next succeeding the date of this Agreement;

(m)	The Company and the Selling Unitholders shall have furnished or caused to be furnished to you at each Time of Delivery certificates of officers of the Company and of the Selling Unitholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Unitholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Unitholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section; and

(n)	The Company and the Selling Unitholders shall have furnished to you at such Time of Delivery a cross receipt for the Units and such further information, opinions, certificates, letters and documents as you may reasonably request.

9. (a)	The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any documented legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein.

(b)	Each Selling Unitholder, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Unitholder expressly for use therein; and will reimburse each Underwriter for any legal or other documented expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Unitholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein; provided, further, that the liability of a Selling Unitholder pursuant to this subsection (b) shall not exceed the Net Proceeds (as defined below) received by such Selling Unitholder.

(c)	Each Underwriter will indemnify and hold harmless the Company and each Selling Unitholder against any losses, claims, damages or liabilities to which the Company or such Selling Unitholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with any information furnished in writing to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Unitholder for any legal or other documented expenses reasonably incurred by the Company or such Selling Unitholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)	Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent such omission shall have materially prejudiced the indemnifying party; provided, however, that in no event shall such omission relieve the indemnifying party from its obligations with respect to reimbursement and contribution under subsection (e). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

(e)	If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Unitholders on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Unitholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Unitholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of the total underwriting discounts and commissions but before deducting any other expenses) (the “Net Proceeds”) received by the Company and the Selling Unitholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Unitholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Unitholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (e), no Selling Unitholder shall be required to contribute any amount in excess of the amount by which the Net Proceeds received by such Selling Unitholder exceeds the amount of any damages that such Selling Unitholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)	The obligations of the Company and the Selling Unitholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Unitholders may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of any Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Unitholder within the meaning of the Act.

10. (a)	If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Company and the Selling Unitholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Unitholders that you have so arranged for the purchase of such Units, or the Company and the Selling Unitholders notify you that they have so arranged for the purchase of such Units, you or the Company and the Selling Unitholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Units.

(b)	If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Company and the Selling Unitholders as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Units to be purchased at such Time of Delivery, then the Company and the Selling Unitholders shall have the right to require each non-defaulting Underwriter to purchase the number of Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Company and the Selling Unitholders as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Units to be purchased at such Time of Delivery, or if the Company and the Selling Unitholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Unitholders to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, or the Selling Unitholders, except for the expenses to be borne by the Company, the Selling Unitholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.	The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Unitholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Unitholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Unitholder, and shall survive delivery of and payment for the Units.

12.	If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Unitholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Units are not delivered by or on behalf of the Company or any Selling Unitholder as provided herein, the Company or such Selling Unitholder as the case may be, will reimburse the Underwriters through you for all expenses, including documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Company and the Selling Unitholders shall then be under no further liability to any Underwriter in respect of the Units not so delivered except as provided in Sections 7 and 9 hereof.

13.	In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you; and in all dealings with any Selling Unitholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Unitholder made or given by any or all of the Attorneys-in-Fact for such Selling Unitholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, and in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to any Selling Unitholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Unitholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company or the Selling Unitholders by you on request; provided, further, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department and at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies the Underwriters’ respective clients, including the Company, which information may include the name and address of the Underwriters’ respective clients, as well as other information that will allow the Underwriters to properly identify the Underwriters’ respective clients.

14.	This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Unitholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and the Selling Unitholders and each person who controls the Company, any Selling Unitholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.	The Company and each Selling Unitholder acknowledge and agree that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Unitholders, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Unitholder, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Unitholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or such Selling Unitholder on other matters) or any other obligation to the Company or any Selling Unitholder except the obligations expressly set forth in this Agreement, and (d) the Company and each Selling Unitholder have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Unitholders agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Unitholder, or has such liabilities, in connection with such transaction or the process leading thereto.

17.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between and among the Company and the Selling Unitholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.	The Company, each of the Selling Unitholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.	Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) and the Selling Unitholders are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Unitholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. Federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Unitholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among the Underwriters, and the Selling Unitholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Unitholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Unitholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours, Oaktree Capital Group, LLC

By:
Name:
Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

Morgan Stanley & Co. LLC

(Morgan Stanley & Co. LLC)

SCHEDULE I

Underwriters	Total Number of Firm Units to be Purchased	Number of Optional Units to be Purchased if Maximum Option Exercised

Goldman, Sachs & Co.
Morgan Stanley & Co. LLC

Total

SCHEDULE II

Selling Unitholders	Total Number of Firm Units To be Sold	Number of Optional Units to be Sold if Maximum Option Exercised

The Company
[Name of selling unitholder] (a)
[Name of selling unitholder] (b)
[Name of selling unitholder] (c)
Total

(a)	This Selling Unitholder is represented by [Name and Address of Counsel] and has appointed David Kirchheimer, John Frank, Todd Molz and Richard Ting, and any of them acting alone, as the Attorneys-in-Fact for such Selling Unitholder.
(b)	This Selling Unitholder is represented by [Name and Address of Counsel] and has appointed David Kirchheimer, John Frank, Todd Molz and Richard Ting, and any of them acting alone, as the Attorneys-in-Fact for such Selling Unitholder.
(c)	This Selling Unitholder is represented by [Name and Address of Counsel] and has appointed David Kirchheimer, John Frank, Todd Molz and Richard Ting, and any of them acting alone, as the Attorneys-in-Fact for such Selling Unitholder.

SCHEDULE III(a)

Pricing Disclosure Package

Pricing Information

1.	The Company is selling [•] Firm Units.

2.	The Selling Unitholders are selling [•] Firm Units.

3.	The initial offering price per Unit is $[•].

SCHEDULE III(b)

Approved Supplemental Disclosure Documents:

Roadshow presentation dated [•], 2011.

SCHEDULE IV

List of Persons Subject to Section 8(k)

Name	Form of Lockup Agreement

[Name]	Annex [IV][V]

SCHEDULE V

Subsidiaries

Name	State or Other Jurisdiction of Incorporation or Organization

Oaktree Holdings, LLC

Oaktree Holdings, Inc.

Oaktree Holdings, Ltd.

Oaktree AIF Holdings, Inc.

Oaktree Capital I, L.P.

Oaktree Capital II, L.P.

Oaktree Capital Management, L.P.

Oaktree Investment Holdings, L.P.

Oaktree Capital Management (Cayman), L.P.

Oaktree AIF Investments, L.P.

Delaware Delaware Cayman Islands Delaware Delaware Delaware Delaware Delaware Cayman Islands Delaware

ANNEX I

Form of Press Release

ANNEX II

Form of Selling Stockholder Opinion

ANNEX III

Form of Comfort Letter

ANNEX IIIA

Executed Comfort Letter

ANNEX IIIB

Form of Bring Down Comfort Letter

ANNEX IV

Form of Director/Officer Lock-Up

ANNEX V

Form of Unitholder Lock-Up